UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 462-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, the board of directors (the “Board”) of Jupiter Wellness, Inc. (the “Company”) re-appointed Brian John as the Chief Executive Officer of the Company for a guaranteed two-year term with auto extension/renewal.

Brian S. John, Chief Executive Officer and Director, is one of our founders and has served as our Chief Executive Officer since October 2018. For the past 20 years, Brian has been an investor and advisor to companies around the globe. He is the founder of Caro Partners, LLC, a financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space, and has worked with hundreds of companies in dozens of countries over the last 25 years. Mr. John was the Chief Executive Officer of Teeka Tan Products Inc., a sun care company he co-founded in 2004 and later sold. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida. In August 2015, Mr. John voluntarily petitioned the United States Bankruptcy Court in the Southern District of Florida (case #15-24036-PGH) for personal bankruptcy under Chapter 7 of the United States bankruptcy Code. The debtor, Mr. John, was discharged in February 19, 2016 and the matter was terminated in April 2017. There were no allegations of fraud made in the proceedings.

In connection with his employment as the Chief Executive Officer, the Company entered into an employment agreement with Mr. John (the “John Agreement”). Pursuant to the John Agreement, Mr. John is entitled to:

●	Compensation: $300,000 for 2023 increasing annually by 10% for each year thereafter.

●	Performance Bonus: Based on Compensation Committee recommendations to the Board.

●	Investment Bonus: Eligible as CIO for 20% bonus on profits from investments.

●	Stock Options: Based on Compensation Committee recommendations to the Board.

●	Termination: Other than for cause – two years comp

On May 1, 2023, the Board re-appointed Dr. Glynn Wilson as the Chief Scientific Officer of the Company for a guaranteed two-year term with auto extension/renewal.

Dr. Glynn Wilson, Chairman, Chief Scientific Officer, has served as one of our directors since November 2018. Mr. Wilson was appointed our Chief Scientific Officer on April 2021 and as our Chairman in October 2019. He has served as our Head of Research and Development from October 2019 to July 2021. Dr. Wilson previously served as a Director of TapImmune, Inc. from February 2005 until October, 2018 and as Chief Executive Officer from July 2009 through September 2017. Dr. Wilson also served as President of Auriga Laboratories, Inc. from June 1, 2005 through March 13, 2006, and as Chief Scientific Officer from March 13, 2016 through August 25, 2006. He was the Chief Scientific Officer at Tacora Corporation from 1994 to 1997 and was the Vice-President, R&D, at Access Pharmaceuticals from 1997 to 1998. Dr. Wilson was Research Area Head, Cell and Molecular Biology in Advanced Drug Delivery at Ciba-Geigy Pharmaceuticals from 1984-1989 and Worldwide Head of Drug Delivery at SmithKline Beecham from 1989 to 1994. He was a faculty member at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Sanford Moore and William Stein, from 1974 to 1979. Dr. Wilson is a recognized leader in the development of drug delivery systems and has been involved in taking lead products & technologies from concept to commercialization. Dr. Wilson has a Ph. D. in Biochemistry and conducted medical research at The Rockefeller University, New York. Dr. Wilson brings an extensive background of success in corporate management and product development with tenures in both multinational and start-up biotech organizations.

In connection with his employment as the Chief Scientific Officer, the Company entered into an employment agreement with Dr. Wilson (the “Wilson Agreement” along with the John agreement as the “Employment Agreements”). Pursuant to the Wilson Agreement, Dr. Wilson is entitled to:

●	Compensation: $175,000 for 2023 increasing annually by 10% for each year thereafter.

●	Performance Bonus: Based on Compensation Committee recommendations to the Board.

●	Stock Options: Based on Compensation Committee recommendations to the Board.

●	Termination: Other than for cause – two years comp

The foregoing description of each of the Employment Agreements does not purport to be complete and is qualified in its entirety by the text of the Employment Agreement which is filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and is incorporated herein by reference.

There are no arrangements or understandings between the Company and the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and any newly appointed executive officer or director that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any newly appointed executive officer or director in connection with his or her appointment as a director or executive officer.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Form of Employment Agreement dated May 1, 2023, by and between the Company and Brian John
10.2	Form of Employment Agreement dated May 1, 2023, by and between the Company and Dr. Glynn Wilson
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer